                                                                    EXHIBIT (h)2

                          SUBADMINISTRATION AGREEMENT

                                      FOR

                       REPORTING AND ACCOUNTING SERVICES

                  Agreement between WNL Investment Advisory Services, Inc. (the "Adviser"), State Street Bank and Trust Company, a Massachusetts trust company (the "Bank") and WNL Series Trust, a Massachusetts business trust (the "Fund").

                  WHEREAS, the Adviser has been appointed manager of the Fund, including each portfolio or series thereof if applicable (the "Portfolio(s)"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Adviser has accepted such appointment;

                  WHEREAS, the Adviser and the Fund have entered into an investment advisory agreement (the "Advisory Agreement") pursuant to which the Adviser will provide management, administrative and other services to the Fund and certain of said services are commonly referred to as those performed by an administrator;

                  WHEREAS, the Bank provides management, sub-administrative, and other services to investment companies and others; and

                  WHEREAS, the Adviser desires to retain the Bank to render certain sub-administrative and other services with respect to the Fund and its Portfolios as listed on Schedule A attached hereto, together with such additional Portfolios as may be offered by the Fund from time to time and with respect to which it is agreed by the Adviser and the Bank this Agreement shall apply, and the Bank is willing to render such services on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto agree as follows:

1.     Appointment of Sub-Administrator

                  The Adviser with the consent of the Fund hereby appoints the Bank to act as sub-administrator with respect to the Fund and each Portfolio for purposes of reporting and accounting exclusively to the Adviser and the Fund for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein and to provide the office facilities and the personnel required by it to perform such services. In connection with such appointment, the Adviser will deliver or cause the Fund to deliver to the Bank copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  a. Certified copies of the Agreement and Declaration of Trust of the Fund as presently in effect and as amended from time to time;

                  b. A certified copy of the Fund's By-Laws as presently in effect and as amended from time to time;

                  c. The Fund's most recent registration statement on Form N-1A as filed with, and, if applicable, declared effective by the U.S. Securities and Exchange Commission, and all amendments thereto;

                  d. Each resolution of the Trustees of the Fund authorizing the original issue of its shares;

                  e. Certified copies of the resolutions of the Fund's Trustees authorizing: (1) this Agreement, (2) certain officers and employees of the Adviser and the Fund to give instructions to the Bank pursuant to this Agreement and (3) certain officers and employees of the Adviser or the Fund to sign checks and pay expenses on behalf of the Adviser or the Fund, respectively;

                  f. A copy of the Advisory Agreement;

                  g. A copy of the investment advisor agreement between the Fund and the Adviser;

                  h. A copy of the Custodian Agreement between the Fund and its custodian;

                  i. A copy of the Transfer Agency and Services Agreement between the Fund and its transfer agent; and

                  j. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

2.     Representation and Warranties of the Bank

                  The Bank represents and warrants to the Adviser and the Fund that:

                  a. It is a Massachusetts trust company, duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts;

                  b. It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

                  c. It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform the services contemplated in this Agreement;

                  d. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

                  e. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.     Authorized Shares

                  The Adviser certifies to the Bank that, as of the close of business on the date of this Agreement, the Fund is authorized to issue shares of beneficial interest, and that the Trustees of the Fund have the power to classify or reclassify unissued shares, from time to time, into one or more series, and that it presently offers shares in the authorized amounts as set forth in Schedule A attached hereto.

4.     Reporting and Accounting Service

                  The Bank shall discharge the responsibilities set forth in Schedule B hereof subject to the control of the Adviser in accordance with procedures established from time to time between the Adviser and the Bank.

                  It is the responsibility of the Adviser and/or its outside legal counsel and accountants to notify the Bank in a timely manner of any change to any rule, regulation, law or statute that will affect the services to be provided hereunder. Without limiting the obligations or responsibilities of any of the parties hereto, the Bank and the Adviser agree that all services provided hereunder are subject to review and correction by the Fund's accountants and legal counsel and the services provide by Bank shall not constitute the practice of public accountancy or law.

5.     Services to be obtained by the Adviser or the Fund

                  The Adviser, and/or the Fund shall provide for any of its own:

                  a. Organizational expenses;

                  b. Services of an independent accountant;

                  c. Services of outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company, and other reports and materials prepared by the Bank under this Agreement);

                  d. Any services contracted for by either the Adviser or the Fund directly from parties other than the Bank;

                  e. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund;

                  f. Investment advisory services;

                  g. Taxes, insurance premiums and other fees and expenses applicable to its operation;

                  h. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

                  i. Administration of and costs incidental to Trustees' meetings, including fees and expenses of Trustees;

                  j. The salary and expenses of any officer or employee of the Fund or the Adviser;

                  k. Costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto, and shareholder reports;

                  l. All applicable registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;

                  m. Final review and filing of the Fund's tax returns, Form N-1A, Annual Report and Semi-Annual Report on Form N-SAR, and all notices, registrations and amendments associated with applicable tax and securities laws of the United States and state regulatory authorities; and

                  n. Fidelity bond and directors' and officers' liability insurance.

6.     Fees

                  The Bank shall receive from the Adviser or the Fund such compensation for the Bank's services provided and the expenses incurred pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties hereto and initially set forth in Schedule C attached hereto. In addition, the Bank shall be reimbursed by the Adviser for the reasonable out-of-pocket costs incurred by it in connection with this Agreement as set forth in Schedule C.

7.     Instructions

                  At any time the Bank may apply to any officer of the Adviser or the Fund for instructions and may consult with legal counsel for the Fund or the Adviser as directed by the Adviser, or its own outside legal counsel, the outside counsel for the Fund or the outside auditors for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable and shall be indemnified by the Adviser and the Fund for any action taken or omitted by it without negligence and in good faith in reliance upon such instructions or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Adviser or the Fund.

8.     Limitation of Liability and Indemnification

                  a. The Bank shall be responsible for the performance of only such duties as are set forth herein and shall have no responsibility for the actions or activities of any other party including other service providers not acting upon instructions of, at the direction of, or in reliance upon the Bank. The Bank shall have no liability for any losses, costs, damages and expenses, including reasonable expenses for counsel, resulting from the performance or nonperformance of its duties hereunder except to the extent caused by or resulting from the negligence or willful misconduct of the Bank, its officers or employees. In any event, the Bank's liability shall be limited to its total annual compensation earned and fees paid during the preceding twelve months for any liability suffered by the Adviser or the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

                  b. The Adviser and the Fund shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Adviser or of the

Fund, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers, employees or agents in cases of its or their own gross negligence or willful misconduct.

                  c. The Adviser and the Fund will be entitled to participate at their own expense in the defense, or, if either so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Adviser or the Fund elects to assume the defense of any such suit and retain such counsel, the Bank or any of its affiliated persons named as defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless the Adviser or the Fund, as the case may be, shall have specifically authorized the retaining of such counsel.

                  d. The indemnification contained herein shall survive the termination of this Agreement.

                  e. This Section 8 shall not apply with respect to services covered by the Custodian Agreement or the Transfer Agency and Services Agreement.

9.       Confidentiality

                 The Bank agrees that, except as otherwise required by law, it will keep confidential the terms of this Agreement, all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.      Compliance with Governmental Rules and Regulations

                 The Adviser and the Fund assume full responsibility for complying with all applicable requirements of the Investment Company Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Internal Revenue Code of 1986, all as amended, and any laws, rules and regulations issued thereunder, provided that such assumption shall not limit the Bank's obligation to perform all of its duties hereunder in accordance with the terms hereof.

                 The Bank shall maintain and preserve for the periods prescribed such records relating to the services to be performed by the Bank under this Agreement as are required pursuant to the Investment Company Act and such other records as may be agreed upon by the parties. All such records shall at all times remain the respective properties of the Adviser or the Fund, shall be readily accessible during normal business hours to each, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. Records shall be surrendered in usable machine-readable form.

11.      Status of the Bank

                  The services of the Bank to the Adviser and the Fund are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Fund, as the case may be from time to time, have no authority to act or represent either the Adviser or the Fund in any way or otherwise be deemed an agent of either the Adviser or of the Fund.

12.      Printed Matter

                  Neither the Adviser nor the Bank shall publish or circulate any printed matter which contains any reference to the other party without such party's prior written approval. The Fund or the Adviser may circulate such printed matter as refers in accurate terms to the Bank's appointment hereunder provided that the Bank is given a copy of such material prior to its first use.

13.      Term, Amendment and Termination

                  This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect for a period of one year from the date hereof and shall automatically continue in effect thereafter unless terminated by a party at the end of such period or thereafter on sixty (60) days' prior written notice. Upon termination of this Agreement entirely or with respect to a Portfolio, the Adviser or the Fund shall pay to the Bank such compensation as may be due under the terms hereof as of the date of such termination including reasonable out-of-pocket expenses associated with such termination.

14.      Notices

                  Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.

15.      Non-Assignability

                  This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other parties.

16.      Successors

                  This Agreement shall be binding on and shall inure to the benefit of the Adviser, the Fund and the Bank and their respective successors.

17.      Entire Agreement

                  This Agreement contains the entire understanding between the parties hereto and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing. This Agreement cannot be modified or terminated except in accordance with its terms or by a writing signed by all parties.

18.      Governing Law

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

19.      Limitations of Liability to the Trustees and Shareholders

                  A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

                  IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed in its name and behalf by its duly authorized
representatives on the     day of         , 1995.

                              WNL INVESTMENT ADVISORY SERVICES, INC.

                              By: /s/ ILLEGIBLE
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              STATE STREET BANK AND TRUST COMPANY

                              By: /s/ RONALD L. LOGUE
                                 ---------------------------------------------
                              Name: /s/ Ronald L. Logue
                                   -------------------------------------------
                              Title: Executive Vice President
                                    ------------------------------------------


                              WNL SERIES TRUST

                              By: /s/ ILLEGIBLE
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                                   SCHEDULE A

                                       TO

                          SUBADMINISTRATION AGREEMENT

Portfolio                                     Authorized Shares and Class
---------                                     ---------------------------
                                              (Unlimited authorization and a
                                              single class unless otherwise
                                              noted.)

American Capital Emerging Growth
Portfolio

BEA Growth and Income Portfolio

CS First Boston International
Equity Portfolio

BlackRock Managed Bond Portfolio

Quest for Value Asset Allocation
Portfolio

Salomon Brothers U.S. Government
Securities Portfolio

Global Advisors Growth Equity
Portfolio

Global Advisors Money Market
Portfolio

                                   SCHEDULE B

                                       TO

                          SUBADMINISTRATION AGREEMENT


Reporting and Accounting Services Provided by the Bank

(a) Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as instructed by the Adviser;

(b) Oversee the maintenance by the Fund's Custodian of certain books and records of the Fund as required under Rule 3la-l(b)(4) of the Investment Company Act of 1940, as amended (the "1940 Act");

(c) Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

(d)  Review the calculations of and arrange for payment of the Fund's expenses;

(e) Provide periodic testing of Portfolios to assist the Fund's adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund Prospectus limitations as may be mutually Agreed upon;

(f) Prepare for review and approval by officers Of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications with shareholders;

(g) Prepare for review by an officer and legal counsel of the Fund certain periodic financial reports required by the Securities and Exchange Commission as may be mutually agreed upon;

(h) Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon;

(i) Make such reports and recommendations to the Trustees concerning the performance of the independent accountants as the Trustees may reasonably request or deem appropriate;

(j) Make such reports and recommendations to the Trustees concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent as the Trustees may reasonably request or deem appropriate;

(k) Oversee and review calculations of fees paid to the Adviser, the custodian, and the transfer agent;

(1) Consult with the Fund's officers, independent accountants, legal counsel, custodian and transfer and dividend disbursing agent in establishing the accounting policies of the Fund;

(m) Review implementation by the Fund of any dividend reinvestment programs authorized by the Trustees;

(n) Provide such assistance to the Adviser, the custodian, the transfer agent and the Fund's legal counsel and independent accountants as may be mutually agreed upon to properly carry on the business and operations of the Fund; and

(o) Refer to the Fund's officers or transfer agent any shareholder inquiries relating to the Fund.

Certain details of the scope of the Bank's services hereunder shall be documented in the Compliance Manual and Fund Profile as agreed upon by the Adviser, the Fund and the Bank from time to time.